Exhibit g(3)(ii)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment Number 2
Effective December 14, 2020
to the
Automatic Indemnity Reinsurance Agreement
between
The Lincoln National Life Insurance Company of Fort Wayne, Indiana
 (the “Ceding Company”) and
Lincoln National Reinsurance Company (Barbados) Limited
(“the Reinsurer”)

RECITALS

1.	The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement as of January 1, 2018 (“the Agreement”).

2.	Article 16.2 of this Agreement permits amendments as long as they are made in writing and signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to clarify the rate structure for products currently covered under the Agreement.

AGREEMENT

NOWTHEREFORE, in consideration of these promises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	The Ceding Company and the Reinsurer agree that Schedule C of the Agreement shall be replaced in its entirety with Schedule C attached hereto.

2.	All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

THE LINCOLN NATIONAL LIFE                                                                                    LINCOLN NATIONAL REINSURANCE
INSURANCE COMPANY                                                                                                 COMPANY (BARBADOS) LIMITED
By: /s/ William A. Panyard                                                                                                  By: /s/ Kristine Kattman

Name: William A. Panyard                                                                                                  Name: Kristine Kattmann

Title: Assistant Vice President                                                                                             Title: Vice President

Date: December 15, 2020                                                                                                    Date: December 15, 2020

SCHEDULE C
PREMIUM RATE SCHEDULE
Effective December 14, 2020

Initial Reinsurance Premium:
For all business the Ceding Company assumes from Lincoln Life & Annuity of New York on contracts issued after the Effective Date, the Initial Reinsurance Premium shall be zero.  For all business the Ceding Company assumes from Lincoln Life & Annuity of New York on contracts issued prior to the Effective Date, the Initial Reinsurance Premium shall be zero unless the contract previously included a death benefit from the list below, in which case the Initial Reinsurance Premium shall equal the Statutory Reserve applicable to each Individual Policy on the date it is first covered by this Agreement.

Base Reinsurance Premium Rates:
Effective from Treaty Effective Date and the corresponding effective date of any amendment, as appropriate:

GB Type	Effective Date of Rate Application	Rates Applied to:	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
4LATER® Select Advantage (and transitioning to i4LIFE)	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
Lincoln Lifetime Income Advantage 2.0 (Managed Risk) (and transitioning to i4LIFE)	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
Lincoln Market Select ® Advantage (and transitioning to i4LIFE)	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account Value prior to transition (increased for GIB step-ups)
Lincoln Max 6 Select ® Advantage	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Current Income Base (#)
Core Income Benefit	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Greater of: •Deposits (adjusted for excess withdrawals) •Account Value
i4LIFE Advantage GIB Managed Risk	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Variable Account Value
i4LIFE Advantage Select GIB	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Variable Account Value
Guarantee of Principal Death Benefit	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Account Value
	5/20/2019	Riders effective prior to 1/1/2018 on non B-Share Contracts issued prior to 7/1/2003	[REDACTED]
		Riders effective prior to 1/1/2018 on B-Share Contracts issued prior to 7/1/2003	[REDACTED]
		Riders effective prior to 1/1/2018 on Contracts issued between 7/01/2003 and 12/31/2017	[REDACTED]

Enhanced Guaranteed Minimum Death Benefit	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Account Value
	5/20/2019	Riders effective prior to 1/1/2018 on non B-Share Contracts issued prior to 7/1/2003	[REDACTED]
		Riders effective prior to 1/1/2018 on B-Share Contracts issued prior to 7/1/2003	[REDACTED]
		Riders effective prior to 1/1/2018 on Contracts issued between 7/01/2003 and 12/31/2017	[REDACTED]
Highest Anniversary Death Benefit Rider*	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Highest Anniversary Value
			[REDACTED]	[REDACTED]	Account Value
Guarantee of Principal Death Benefit*	1/1/2018	Riders effective on or after 1/1/2018	[REDACTED]	[REDACTED]	Account Value
			[REDACTED]	[REDACTED]
	5/20/19	Riders effective prior to 1/1/2018	[REDACTED]	[REDACTED]	Account Value
			[REDACTED]	[REDACTED]

Reinsurance premium shall step up to the current charge for any Policy that resets for all benefits.

Reinsurer’s Expense, Profit, and Risk Charge (EPRC):
[REDACTED]

Monthly Payment of Reinsurance Premium:
[REDACTED]

(#) Current Income Base is as calculated by the terms of the applicable riders
* Applies to ChoicePlus and American Legacy Advisory products only.
** [REDACTED]